SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12


                                  Scios Inc.
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               (Name of Registrant as Specified in its Charter)

                                Johnson & Johnson
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                                                    Filed by Johnson & Johnson
                                                     Pursuant to Rule 14a-6(b)
                                        of the Securities Exchange Act of 1934

                                                   Subject Company: Scios Inc.
                                                  Commission File No.: 0-11749

     The following is the text of material posted on Johnson & Johnson's website on April 11, 2003:


FREQUENTLY ASKED QUESTIONS REGARDING SCIOS INC.

This material is not a substitute for the Proxy Statement that Johnson & Johnson and Scios Inc. have filed with the Securities and Exchange Commission. Investors are urged to read the Proxy Statement which contains important information, including detailed risk factors. The Proxy Statement and other documents filed by Johnson & Johnson and Scios Inc. with the Securities and Exchange Commission are available free of charge at the SEC's Web site (www.sec.gov) or by directing a request to Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933 Attn: Investor Relations; or by directing a request to Scios Inc., 820 West Maude Avenue, Sunnyvale, CA 94085,
Attention: Investor Relations.

Scios Inc., its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Scios Inc. and their ownership of Scios Inc. stock is set forth in the proxy statement for Scios Inc.'s 2001 annual meeting of shareowners. Investors may obtain additional information regarding the interests of such participants by reading the Proxy Statement.


     WHAT IS THE TIMING OF THE SCIOS INC. TRANSACTION?

     We are expecting the Scios Inc. transaction to proceed along the following timeline. These are our current estimates of timing and are subject to change without notice.

                                                     Est. Date   Status
                                                     ---------   ------

     Filing of Merger Agreement with SEC                         Filed 2/11/03

     Hart-Scott-Rodino Filing                                    Filed 3/12/03

     Filing of Final Proxy Statement                             Filed 3/14/03

     Early Termination Under Hart-Scott-Rodino                   4/02/03

     Scios Inc. Stockowner Vote                                  Scheduled for
                                                                 4/28/03

     S-4                                                         Not Required

     Scios Inc. 8-K                                              Filed 2/11/03

     European Filing                                             Not Required

     Closing                                         2Q03 est.


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     WHAT ARE THE CLOSING CONDITIONS FOR THE SCIOS INC. TRANSACTION?

     The Board of Directors of Johnson & Johnson and Scios Inc. have each approved the transaction. It must also be approved by owners of a majority of the outstanding shares of Scios Inc. common stock. The transaction is also subject to other customary closing conditions.

     ARE THERE ANY SPECIFIC MATERIAL ADVERSE EVENTS THAT COULD STILL AFFECT THE SCIOS INC. DEAL?

     The agreement contains customary closing conditions. The Proxy materials describe the agreement in greater detail.

     WHAT IS THE STATUS OF THE SCIOS INC. $150MM CONVERTIBLE SUBORDINATED NOTES DUE 2009 ONCE THE TRANSACTION IS COMPLETED?

     The notes will remain outstanding as per the terms of the debt. If the owners of the notes convert prior to the completion of the transaction they will receive Scios Inc. stock which will subsequently be exchanged for cash once the merger is completed. If the owners of the notes convert after the transaction is completed they will receive cash.